Exhibit 4.2

DOMINION RESOURCES, INC.

Issuer

TO

THE BANK OF NEW YORK MELLON

(successor to JPMorgan Chase Bank, N.A.)

Original Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Series Trustee

THIRD SUPPLEMENTAL AND AMENDING INDENTURE

DATED AS OF JUNE 1, 2009

2009 SERIES A 8.375% ENHANCED JUNIOR SUBORDINATED NOTES

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
1.1	Definition of Terms	2

ARTICLE II		6
2.1	Amendment to Section 1.1	6
2.2	Amendment to Section 2.1(c)	6
2.3	Amendment to Section 2.1(n)	6
2.4	Amendment to Section 2.12	7

ARTICLE III GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES		7
3.1	Designation and Principal Amount	7
3.2	Maturity	7
3.3	Form and Payment; Minimum Transfer Restriction	8
3.4	Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary	9
3.5	Interest	10
3.6	Events of Default	11

ARTICLE IV REDEMPTION OF THE JUNIOR SUBORDINATED NOTES		11
4.1	Optional Redemption by Company	11
4.2	Notice of Redemption	11

ARTICLE V OPTION TO DEFER INTEREST PAYMENTS		12
5.1	Option to Defer Interest Payments	12
5.2	Notice of Deferral	13

ARTICLE VI FORM OF JUNIOR SUBORDINATED NOTE		14
6.1	Form of Junior Subordinated Note	14

ARTICLE VII ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES		14
7.1	Original Issue of Junior Subordinated Notes	14

ARTICLE VIII		14
8.1	Appointment of Series Trustee	14
8.2	Eligibility of Series Trustee	14
8.3	Security Registrar and Paying Agent	14
8.4	Concerning the Trustees	14

ii

8.5	Patriot Act Requirements of Series Trustee	15

ARTICLE IX MISCELLANEOUS		15
9.1	Ratification of Indenture; Third Supplemental and Amending Indenture Controls	15
9.2	Recitals	15
9.3	Governing Law	15
9.4	Separability	15
9.5	Counterparts	16

EXHIBIT A		18

iii

THIRD SUPPLEMENTAL AND AMENDING INDENTURE

THIS THIRD SUPPLEMENTAL AND AMENDING INDENTURE, dated as of June 1, 2009 (this “Third Supplemental and Amending Indenture”), is between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), THE BANK OF NEW YORK MELLON (successor to JPMORGAN CHASE BANK, N.A.), a New York banking corporation, as Trustee, having a corporate trust office at 101 Barclay Street, New York, New York 10286 (herein called the “Original Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee of the series of Securities established by this Third Supplemental and Amending Indenture, having a corporate trust office at 60 Wall Street, 27th Floor, New York, New York 10005 (herein called the “Series Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture II, dated as of June 1, 2006 (the “Base Indenture”), as heretofore supplemented, with the Original Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as heretofore supplemented and as further supplemented and amended by this Third Supplemental and Amending Indenture, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, the Company is also entering into this Third Supplemental and Amending Indenture with the Original Trustee and the Series Trustee (i) to make certain amendments to the Base Indenture pursuant to Section 10.1(f) of the Base Indenture to permit the appointment of the Series Trustee as Trustee for the series of Securities hereby established, to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee and to evidence and provide for the acceptance of appointment thereunder by a Trustee with respect to the series of Securities hereby established, and (ii) to make certain amendments to the Base Indenture pursuant to Section 10.1(d) of the Base Indenture relating to the method or methods, if any, by which the payment date or dates of principal for Securities issued on or after the date hereof may be determined and the circumstances, if any, in which such date or dates may be shortened or extended, either automatically or at the election of the Company;

WHEREAS, the Company has requested that the Original Trustee enter into this Third Supplemental and Amending Indenture in connection with (i) the foregoing amendments, and (ii) the Company’s appointing the Series Trustee with all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the series of Securities hereby established;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and the Original Trustee will, unless and until a Person other than the Original Trustee is appointed to act as Trustee with respect to the Securities of such series, serve as Trustee of such series;

WHEREAS, all requirements necessary to make this Third Supplemental and Amending Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Notes (hereinafter defined), when executed by the Company and authenticated and delivered by the Series Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental and Amending Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definition of Terms. For all purposes of this Third Supplemental and Amending Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this Third Supplemental and Amending Indenture;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(e) a reference to a Section or Article is to a Section or Article of this Third Supplemental and Amending Indenture unless otherwise stated;

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental and Amending Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) headings are for convenience of reference only and do not affect interpretation;

“Adjusted Treasury Rate” means, with respect to any redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the end of the Designated Period, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined by an Independent Investment Banker and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Series Trustee is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a remaining term to maturity comparable to the Designated Period that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Designated Period.

“Comparable Treasury Price” for any redemption date means (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Corporate Trust Office of the Series Trustee” means the office of the Series Trustee at which at any particular time its corporate trust business with respect to the Junior Subordinated Notes shall be principally administered, which office at the date of original execution of this Third Supplemental and Amending Indenture is located at 60 Wall Street, 27th Floor, New York, New York 10005 (in addition copies of correspondence are to be sent to Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas, 25 DeForest Avenue, Mail Stop 0105, Summit, New Jersey, 07901).

“Definitive Note Certificates” means Junior Subordinated Notes issued in definitive, fully registered form.

“Designated Period” means the time period from a redemption date for the Junior Subordinated Notes to June 15, 2014.

“Global Note” has the meaning specified in Section 3.4(a).

“Independent Investment Banker” means any of Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC or one other Primary Treasury Dealer selected by Wachovia Capital Markets, LLC and their respective successors, as selected by the Company, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Dates” means March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2009.

“Make-Whole Amount” means an amount equal to the greater of:

(a) 100% of the principal amount of the Junior Subordinated Notes then outstanding being redeemed, or

(b) the sum of the present values of (i) the remaining scheduled payments of interest thereon during the Designated Period (not including any portion of such payments of interest accrued as of the redemption date) and (ii) the principal amount of the Junior Subordinated Notes being redeemed assuming, solely for purposes of this calculation, a scheduled payment of such principal on June 15, 2014, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, as calculated by an Independent Investment Banker.

“Optional Deferral Period” has the meaning specified in Section 5.1.

“Original Issue Date” means June 17, 2009.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States.

“Rating Agency Event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (a “rating agency”) that currently publishes a rating for the Company in assigning equity credit to securities such as the Junior Subordinated Notes, as such methodology is in effect on June 10, 2009 (the “current criteria”), which change results in:

(a) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the Junior Subordinated Notes; or

(b) a lower or higher equity credit being assigned by such rating agency to the Junior Subordinated Notes as of the date of such change than the equity credit that would have been assigned to the Junior Subordinated Notes as of the date of such change by such rating agency pursuant to its current criteria.

“Rating Agency Event Make-Whole Amount” means an amount equal to the greater of:

(a) 100% of the principal amount of the Junior Subordinated Notes then outstanding being redeemed, or

(b) the sum of the present values of (i) the remaining scheduled payments of interest thereon during the Designated Period (not including any portion of such payments of interest accrued as of the redemption date) and (ii) the principal amount of the Junior Subordinated Notes being redeemed assuming, solely for purposes of this calculation, a scheduled payment of such principal on June 15, 2014, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, as calculated by an Independent Investment Banker.

“Record Date” has the meaning specified in Section 3.5(a).

“Reference Treasury Dealer” means Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and one other Primary Treasury Dealer selected by Wachovia Capital Markets, LLC, and their respective successors; provided that, if any such firm or its successors ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Stated Maturity” has the meaning specified in Section 3.2.

“Tax Event” means the receipt by the Company of an Opinion of Counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any such administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Company or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after June 10, 2009, there is more than an insubstantial risk that interest payable by the Company on the Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States Federal income tax purposes.

The terms “Company,” “Original Trustee,” “Series Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Third Supplemental and Amending Indenture and the paragraph preceding such recitals.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

2.1 Amendment to Section 1.1. The definition of “Trustee” as set forth in Section 1.1 of the Base Indenture is hereby amended to read as follows:

“The term “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture or until a Trustee for a series of Securities shall have become such pursuant to Section 2.1(n) of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.”

2.2 Amendment to Section 2.1(c). Section 2.1(c) of the Base Indenture is hereby amended and restated as follows:

“(c) the date or dates (if any) on which the principal of the Securities of such series is payable or the method or methods, if any, by which such date or dates shall be determined and the circumstances, if any, under which such date or dates may be shortened or extended, either automatically or at the election of the Company;”

2.3 Amendment to Section 2.1(n). Section 2.1(n) of the Base Indenture is hereby amended and restated as follows:

“(n) if other than the Person named as the ‘Trustee’ in the first paragraph of this instrument (or a successor to such Person pursuant to the applicable provisions of this Indenture) (for purposes of this clause (n), herein called the “Original Trustee”), the identity of a Trustee for the Securities of the series (a “Series Trustee”), and if not the Series Trustee, the identity of the person or persons who shall be registrar for the Securities of such series, and the place or places where the Register of Securities of such series shall be kept, and such additions or changes to any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood, anything contained herein or in any Resolution of the Company, Officers’ Certificate or supplemental indenture to the contrary notwithstanding, that (i) nothing herein shall constitute such Trustees co-trustees of the same trust, (ii) each such Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, (iii) the Series Trustee shall have all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the Securities of the series, (iv) the Original Trustee shall have no rights, powers, trusts and duties with respect to the Securities of the series, (v) no Trustee hereunder shall have any liability for any acts or omissions of any other Trustee hereunder and (vi) no appointment of a Series Trustee shall become effective until the acceptance of the appointment by the Series Trustee is evidenced in writing;”

2.4 Amendment to Section 2.12. Section 2.12 of the Base Indenture is hereby amended and restated as follows:

“Section 2.12 Shortening or Extension of Stated Maturity. If specified as contemplated by Section 2.1 or Section 2.2 with respect to the Securities of a particular series, the Company shall have the right to (i) shorten the Stated Maturity of the principal of the Securities of such series at any time to any date, and (ii) extend the Stated Maturity of the principal of the Securities of such series at any time at its election for one or more periods, provided that, if the Company elects to exercise its right to shorten or extend the Stated Maturity of the principal of the Securities of such series pursuant to this section, at the time such election is made and at the time of such shortening or extension, such conditions as may be specified in such Securities shall have been satisfied.”

ARTICLE III

GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES

3.1 Designation and Principal Amount. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2009 Series A 8.375% Enhanced Junior Subordinated Notes (the “Junior Subordinated Notes”) in an aggregate principal amount of up to $687,500,000 which amount shall be set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Notes pursuant to Section 2.1 of the Base Indenture and Section 7.1 hereof. Additional Junior Subordinated Notes without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Notes, may also be authenticated and delivered in the manner provided in Section 2.1 of the Base Indenture. Any such additional Junior Subordinated Notes will have the same Stated Maturity and other terms (except, if applicable, the initial Interest Payment Date and initial interest accrual date) as those initially issued and shall be consolidated with and part of the same series of Junior Subordinated Notes as the Junior Subordinated Notes initially issued under this Third Supplemental and Amending Indenture.

3.2 Maturity. The maturity date of the Junior Subordinated Notes initially will be June 15, 2064, but will be automatically extended, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes, for additional quarterly periods on each of March 15, June 15, September 15 and December 15, beginning on June 15, 2014 through and including March 15, 2019, without notice to, or consent of, the holders of the Junior Subordinated Notes. Subject to the conditions described below, the maturity date will be further automatically extended for additional quarterly periods beginning on June 15, 2019 through and including March 15, 2029, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes. The final maturity date of the Junior Subordinated Notes will be no later than June 15, 2079, on which date the entire principal amount of the Junior Subordinated Notes will become due and payable, together with any accrued and unpaid interest. The Stated Maturity of the Junior Subordinated Notes shall mean the maturity date of the Junior Subordinated Notes as extended in accordance with this Section 3.2, which may not be otherwise shortened or extended.

With respect to each extension beginning on June 15, 2019, the following shall constitute the extension conditions:

(a) On the applicable extension date the ratings on the Junior Subordinated Notes satisfy at least two of the three following ratings criteria: (i) at least Baa3 by Moody’s Investors Service (“Moody’s”), (ii) at least BBB- by Standard & Poors Ratings Services (“Standard & Poor’s”) and (iii) at least BBB- by Fitch Ratings Ltd (“Fitch”), or, if Moody’s, Standard & Poor’s and/or Fitch (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization; and

(b) During the three years prior to the applicable extension date:

(i) no event of default has occurred in respect of any of the Company’s then outstanding indebtedness for money borrowed; and

(ii) the Company did not have (and does not have at the extension date) any outstanding deferred payments under any of its then-outstanding preferred stock or debt securities.

3.3 Form and Payment; Minimum Transfer Restriction.

(a) The Junior Subordinated Notes shall be issued in fully registered definitive form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. Principal and interest on the Junior Subordinated Notes will be payable, the transfer of such Junior Subordinated Notes will be registrable and such Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes bearing identical terms and provisions at the Corporate Trust Office of the Series Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Paying Agent by the Record Date. The Register for the Junior Subordinated Notes shall be kept at the Corporate Trust Office of the Series Trustee, and the Series Trustee is hereby appointed registrar and Paying Agent for the Junior Subordinated Notes.

(b) The Junior Subordinated Notes may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Notes for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Notes and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Notes.

3.4 Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary. The Junior Subordinated Notes will be issued to the holders in accordance with the following procedures:

(a) So long as Junior Subordinated Notes are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Notes that are so eligible will be represented by one or more Junior Subordinated Notes in global form (a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 3.4(c) below, beneficial owners of a Global Note shall not be entitled to have Definitive Note Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Note Certificates and will not be registered holders of such Global Notes.

(b) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Series Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Notes.

(c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 3.4(c)), a Global Note may not be exchanged in whole or in part for Junior Subordinated Notes registered, and no transfer of a Global Note may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Junior Subordinated Note, or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, instructs the Series Trustee to exchange such Global Note for a Junior Subordinated Note that is not a Global Note (in which case such exchange (subject to such procedures) shall be effected by the Series Trustee).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Global Notes shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Series Trustee as custodian for Cede & Co.

Definitive Note Certificates issued in exchange for all or a part of a Global Note pursuant to this Section 3.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Series Trustee. Upon execution and authentication, the Series Trustee shall deliver such Definitive Note Certificates to the person in whose names such Definitive Note Certificates are so registered.

So long as Junior Subordinated Notes are represented by one or more Global Notes, (i) the registrar for the Junior Subordinated Notes and the Series Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Notes as the sole holder of the Junior Subordinated Notes evidenced by such Global Notes and shall have no obligations to the holders of beneficial interests in such Global Notes; and (ii) the rights of the holders of beneficial interests in such Global Notes shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

At such time as all interests in a Global Note have been paid, redeemed, exchanged, repurchased or canceled, such Global Note shall be, upon receipt thereof, canceled by the Series Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Note Certificates, redeemed by the Company pursuant to Article III or canceled, or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Note by, or at the direction of, the Series Trustee to reflect such reduction or increase.

3.5 Interest.

(a) Each Junior Subordinated Note will bear interest at the rate of 8.375% per annum from the Original Issue Date. Subject to the Company’s right to defer interest payments described in Article V below, interest is payable quarterly in arrears on each Interest Payment Date until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the annual rate of 8.375% per annum, to the extent permitted by applicable law. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable will be paid to the Person in whose name such Junior Subordinated Note is registered, at the close of business on the Record Date next preceding such Interest Payment Date; provided that interest payable at Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred pursuant to Article V hereof, will forthwith cease to be payable to the Holders on such Record Date and may either be paid (i) to the Person in whose name such Junior Subordinated Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange. The “Record Date” for payment of interest will be the close of business on the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the close of business on the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.

(b) If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

3.6 Events of Default. An Event of Default as defined in the Indenture shall be an Event of Default with respect to the Junior Subordinated Notes provided that the nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to Article V herein shall not be deemed to be a default in the payment of interest for the purposes of Article VI of the Base Indenture and shall not otherwise be deemed an Event of Default with respect to the Junior Subordinated Notes. For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Series Trustee or the holders of the Junior Subordinated Notes, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Junior Subordinated Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Indenture.

ARTICLE IV

REDEMPTION OF THE JUNIOR SUBORDINATED NOTES

4.1 Optional Redemption by Company. The Company shall have the option to redeem the Junior Subordinated Notes:

(a) in whole or in part at any time before June 15, 2014 at a redemption price equal to the Make-Whole Amount, plus accrued and unpaid interest through, but not including, the redemption date;

(b) in whole or in part at any time before June 15, 2014, if a Rating Agency Event occurs, at a redemption price equal to the Rating Agency Event Make-Whole Amount, plus accrued and unpaid interest through, but not including, the redemption date;

(c) in whole, but not in part, at any time before June 15, 2014, upon the occurrence of a Tax Event, at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinate Notes being redeemed, plus accrued and unpaid interest through, but not including, the redemption date; and

(d) in whole or in part at any time on or after June 15, 2014, at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinated Notes being redeemed, plus accrued and unpaid interest through, but not including, the redemption date.

The applicable redemption price shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Series Trustee an amount sufficient to pay the applicable redemption price by 11:00 a.m., New York City time, on the date such redemption price is to be paid. The Company will notify the Series Trustee of the amount of any applicable Make-Whole Amount or Rating Agency Event Make-Whole Amount promptly after the calculation thereof, and the Series Trustee will not be responsible for such calculation.

4.2 Notice of Redemption. Subject to Article III of the Base Indenture, notice of any redemption pursuant to this Article III will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Notes to be redeemed at such holder’s registered address. Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Notes called for redemption.

ARTICLE V

OPTION TO DEFER INTEREST PAYMENTS

5.1 Option to Defer Interest Payments. So long as there is no Event of Default with respect to the Junior Subordinated Notes under the Base Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date any may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Junior Subordinated Notes are registered at the close of business on the Record Date next preceding such Interest Payment Date.

Any deferred interest on the Junior Subordinated Notes will accrue additional interest at a rate equal to 8.375% per annum, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any additional interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.

Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes and is not deferring any interest payments on the Junior Subordinated Notes at such time, it will not and its Subsidiaries shall not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of Dominion Resources, Inc’s capital stock;

(ii)	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or

(iii)	make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.

However, the foregoing provisions shall not prevent or restrict the Company from making:

(a) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(b) any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(c) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(d) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

(f) payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

5.2 Notice of Deferral. The Company shall give the Series Trustee written notice of its election to begin a deferral period at least one Business Day before the Record Date for the next Interest Payment Date. The Series Trustee will forward any written notice that the Company gives of its election to begin a deferral period to the holders of the Junior Subordinated Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of a deferral period unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.

ARTICLE VI

FORM OF JUNIOR SUBORDINATED NOTE

6.1 Form of Junior Subordinated Note. The Junior Subordinated Notes and the Series Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE VII

ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES

7.1 Original Issue of Junior Subordinated Notes. Junior Subordinated Notes in the initial aggregate principal amount of up to $687,500,000 may be executed by the Company and delivered to the Series Trustee for authentication by it, and the Series Trustee shall thereupon authenticate and deliver said Junior Subordinated Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.

ARTICLE VIII

THE SERIES TRUSTEE

8.1 Appointment of Series Trustee. Pursuant to the Base Indenture and pursuant to this Third Supplemental and Amending Indenture, the Company hereby appoints the Series Trustee as Trustee under the Base Indenture with respect to, and only with respect to, the Junior Subordinated Notes, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Original Trustee under the Base Indenture shall be vested in the Series Trustee with respect to the Junior Subordinated Notes, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts and duties with respect to the Junior Subordinated Notes.

8.2 Eligibility of Series Trustee. The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 7.9 of the Base Indenture to accept its appointment as Trustee with respect to the Junior Subordinated Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

8.3 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints Deutsche Bank Trust Company Americas as registrar and “Paying Agent” with respect to the Junior Subordinated Notes.

8.4 Concerning the Trustees. Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Third Supplemental and Amending Indenture other than as set forth in the Base Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Third Supplemental and Amending Indenture to sections of the Base Indenture that require or permit actions by the Original Trustee with respect to Securities of the series established hereby shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

8.5 Patriot Act Requirements of Series Trustee. To help the United States government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account or establishes a relationship. The Series Trustee may ask the Company for documentation to verify the Company’s formation and existence as a legal entity. The Series Trustee may also seek to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the Company or other relevant documentation.

ARTICLE IX

MISCELLANEOUS

9.1 Ratification of Indenture; Third Supplemental and Amending Indenture Controls. The Base Indenture, as supplemented by this Third Supplemental and Amending Indenture, is in all respects ratified and confirmed, and this Third Supplemental and Amending Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental and Amending Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

9.2 Recitals. The recitals herein contained are made by the Company only and not by the Original Trustee or the Series Trustee, and neither the Original Trustee nor the Series Trustee assumes any responsibility for the correctness thereof. Neither the Original Trustee nor the Series Trustee makes any representation as to the validity or sufficiency of this Third Supplemental and Amending Indenture. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Original Trustee shall be applicable, but only to the Series Trustee in respect of the Junior Subordinated Notes and of this Third Supplemental and Amending Indenture (to the extent relating to the Junior Subordinated Notes) as fully and with like effect as if set forth herein in full.

9.3 Governing Law. This Third Supplemental and Amending Indenture and each Junior Subordinated Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

9.4 Separability. In case any one or more of the provisions contained in this Third Supplemental and Amending Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental and Amending

Indenture or of the Junior Subordinated Notes, but this Third Supplemental and Amending Indenture and the Junior Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

9.5 Counterparts. This Third Supplemental and Amending Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental and Amending Indenture to be duly executed as of the date first above written.

DOMINION RESOURCES, INC.

By:
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON
(SUCCESSOR TO JPMORGAN CHASE BANK, N.A.), as Original Trustee, solely for purposes of Articles II, VIII and IX hereof.

By:
Name:	Larry O’Brien
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

(FORM OF FACE OF JUNIOR SUBORDINATED NOTE)

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN MINIMUM DENOMINATIONS OF $25 AND INTEGRAL MULTIPLES OF $25 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF LESS THAN $25 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.

DOMINION RESOURCES, INC.

[Up to]* $

2009 SERIES A 8.375% ENHANCED JUNIOR SUBORDINATED NOTE

Dated:

NUMBER R-	CUSIP NO: 25746U 604

Registered Holder:

DOMINION RESOURCES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of              Dollars]**[specified in the Schedule annexed hereto]*** on the date of Stated Maturity, as hereafter defined, and to pay (subject to deferral as set forth herein) interest thereon at the rate of 8.375% per annum, such interest to accrue from June 17, 2009. Subject to the Company’s right to defer interest payments described herein, interest is payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on September 15, 2009 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the annual rate of 8.375% per annum, to the extent permitted by applicable law.

The maturity date of this note (this “Note”) initially will be June 15, 2064, but will be automatically extended, except for any portion of the principal amount of this Note that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the Holder hereof, for additional quarterly periods on each of March 15, June 15, September 15 and December 15, beginning on June 15, 2014 through and including March 15, 2019, without notice to, or consent of, the Holder of this Note. Subject to the conditions described below, the maturity date will be further automatically extended for additional quarterly periods beginning on June 15, 2019 through and including March 15, 2029, except for any portion of the principal amount of this Note that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the Holder hereof. The final maturity date of this Note will be no later than June 15, 2079, on which date the entire principal amount of this Note

*	Insert in Global Notes.
**	Insert in Notes other than Global Notes.
***	Insert in Global Notes.

will become due and payable, together with any accrued and unpaid interest. The Stated Maturity of this Note shall mean the maturity date of this Note as extended in accordance with this paragraph, and may not be otherwise shortened or extended.

With respect to each extension beginning on June 15, 2019, the following shall constitute the extension conditions:

(a) On the applicable extension date the ratings on the Junior Subordinated Notes satisfy at least two of the three following ratings criteria: (i) at least Baa3 by Moody’s Investors Service (“Moody’s”), (ii) at least BBB- by Standard & Poor’s Ratings Services (“Standard & Poor’s”) and (iii) at least BBB- by Fitch Ratings Ltd (“Fitch”), or, if Moody’s, Standard & Poor’s and/or Fitch (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization; and

(b) During the three years prior to the applicable extension date:

(i) no event of default has occurred in respect of any of the Company’s then outstanding indebtedness for money borrowed; and

(ii) the Company did not have (and does not have at the extension date) any outstanding deferred payments under any of its then-outstanding preferred stock or debt securities.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Record Date next preceding such Interest Payment Date; provided that interest payable at Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Record Date and may either be paid (i) to the Person in whose name this Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange. The “Record Date” for payment of interest will be the close of business on the Business Day next preceding the Interest Payment Date, unless this Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the close of business on the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.

If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

So long as there is no Event of Default with respect to the Junior Subordinated Notes under the Base Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Junior Subordinated Notes are registered at the close of business on the Record Date next preceding such Interest Payment Date.

Any deferred interest on the Junior Subordinated Notes will accrue additional interest at a rate equal to 8.375% per annum, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any additional interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.

Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes and is not deferring any interest payments on the Junior Subordinated Notes at such time, it will not and its Subsidiaries shall not do any of the following:

(i) declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of Dominion Resources, Inc’s capital stock;

(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or

(iii) make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.

However, the foregoing provisions shall not prevent or restrict the Company from making:

(a) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(b) any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(c) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(d) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

(f) payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

The Company shall give the Series Trustee written notice of its election to begin a deferral period at least one Business Day before the Record Date for the next Interest Payment Date. The Series Trustee will forward any written notice that the Company gives of its election to begin a deferral period to the holders of the Junior Subordinated Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of a deferral period unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.

The Notes of this series shall have an initial aggregate principal amount of up to Six Hundred Eighty Seven Million Five Hundred Thousand Dollars ($687,500,000).

The Notes evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Notes in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Priority Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Series Trustee under the Indenture.

IN WITNESS WHEREOF, DOMINION RESOURCES, INC. has caused this instrument to be duly executed.

Dated:	DOMINION RESOURCES, INC.

By:
Name:
Title:

SERIES TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Series Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Junior Subordinated Indenture II, dated as of June 1, 2006 (the “Base Indenture”), as heretofore supplemented and amended, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (herein called the “Original Trustee”), and as further supplemented and amended by a Third Supplemental and Amending Indenture dated as of June 1, 2009, by and among the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as Trustee of the series of Securities established thereby (herein called the “Series Trustee,” which term includes any successor series trustee for the Junior Subordinated Notes under the Indenture) (collectively, as amended or supplemented through the date hereof and from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Original Trustee, the Series Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Junior Subordinated Notes”) which is unlimited in aggregate principal amount.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Junior Subordinated Notes:

(a) in whole or in part at any time before June 15, 2014 at a redemption price equal to the Make-Whole Amount, plus accrued and unpaid interest through, but not including, the redemption date;

(b) in whole or in part at any time before June 15, 2014, if a Rating Agency Event occurs, at a redemption price equal to the Rating Agency Event Make-Whole Amount, plus accrued and unpaid interest through, but not including, the redemption date;

(c) in whole, but not in part, at any time before June 15, 2014, upon the occurrence of a Tax Event, at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinate Notes being redeemed, plus accrued and unpaid interest through, but not including, the redemption date; and

(d) in whole or in part at any time on or after June 15, 2014, at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinated Notes being redeemed, plus accrued and unpaid interest through, but not including, the redemption date.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Any consent or waiver by the Holder of this Note given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Junior Subordinated Note issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Note or such other Junior Subordinated Notes. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the places, at the respective times, at the rates and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Junior Subordinated Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

Prior to due presentment for registration of transfer of this Note, the Company, the Series Trustee, and any agent of the Company or the Series Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Series Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

The Company and, by acceptance of this Note or a beneficial interest in this Note, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness.

This Note shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

.

(please insert Social Security or other identifying number of assignee)

.
.
.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

.
.
.

.
.
.

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL NOTES TO REFLECT

CHANGES IN PRINCIPAL AMOUNT]*

The initial principal amount of this Note is: $

Changes to Principal Amount of Global Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Series Trustee

*	Insert Schedule in Global Notes.